EXHIBIT (22)













                           SUBSIDIARIES OF REGISTRANT


                          ----------------------------
                          Pruco Life Insurance Company
                                   (Arizona)
                          ----------------------------
            ___________________________|_________________________
            |                                                   |
----------------------------                      -----------------------------
Pruco Life Insurance Company                      The Prudential Life Insurance
  of New Jersey                                     Company of Arizona
       (New Jersey)                                         (Arizona)
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